UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 4, 2014

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)

On August 4, 2014, the Board of Directors of Tesla Motors, Inc. (the “Company”) increased the number of directors of the Company from 6 to 7 and elected Ms. Robyn Denholm to serve as a Class I director of the Company, effective as of August 11, 2014. Ms. Denholm was also appointed to serve as Chair of the Company’s Audit Committee, and as a member of the Compensation Committee and Nominating and Corporate Governance Committee, effective as of August 11, 2014.

Ms. Denholm is eligible to receive the standard outside director compensation package, as approved by the Board of Directors on an annual basis and disclosed in the Company’s proxy statement.

There are no related party transactions between the Company and Ms. Denholm that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release containing the announcement of Ms. Denholm’s election is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated August 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: August 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Tesla Motors, Inc. dated August 6, 2014.